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                                                                    EXHIBIT 8.01


                           JONES, DAY, REAVIS & POGUE
                                 77 West Wacker
                          Chicago, Illinois 60601-1692



                               February __, 1997


Nevada Power Company
6226 West Sahara Avenue
Las Vegas, Nevada 89102

NVP Capital I
c/o Nevada Power Company
6226 West Sahara Avenue
Las Vegas, Nevada 89102

Ladies and Gentlemen:

     We have acted as special tax counsel to Nevada Power Company ("Nevada Power") and NVP Capital I (the "Series A Issuer"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed issuance of ____________ of ___% Cumulative Quarterly Income Preferred Securities, Series A (the "Series A QUIPS"), the proceeds of which will be used by the Series A Issuer to purchase from Nevada Power the ___% Junior Subordinated Deferrable Interest Debentures, Series A (the "Series A QUIDS"). The Series A QUIPS are fully, irrevocably, and unconditionally guaranteed by Nevada Power pursuant to the Guarantee Agreement between Nevada Power, as Guarantor, and IBJ Schroeder Bank & Trust Company, as Guarantee Trustee (the "Guarantee Agreement"). Capitalized terms not otherwise defined herein shall have the same meanings as they have in documents listed in the paragraph below (the "Transaction Documents").

     In delivering this opinion, we have reviewed the Registration Statement and have reviewed and relied upon: (i) the form of the Amended and Restated Trust Agreement among Nevada Power and the several trustees named therein,
(ii) the form of the Junior Subordinated Indenture between Nevada Power and IBJ Schroeder Bank & Trust Company, as Trustee, (iii) the form of the Guarantee Agreement, (iv) the form the


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Nevada Power Company
NVP Capital I
February __, 1997
Page 2


Series A QUIPS, and (v) the form of the Series A QUIDS, each as filed as exhibits to the Registration Statement. In addition, we have examined such other documents, statutes and authorities, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

     Based on the foregoing, we hereby confirm that the statements set forth in the Registration Statement under the caption "Certain Federal Income Tax Consequences", insofar as they purport to constitute a summary of matters of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute an accurate summary of the United States federal income tax matters described therein.

     We express no opinion with respect to the transactions referred to herein and in the Registration Statement other than as expressly set forth herein. Our opinions are not binding on the IRS and the IRS could disagree with the opinions expressed herein. Although we believe that the opinions we express herein would be sustained if challenged, there can be no assurance that this will be the case.

     Our opinions are based upon the Code, the Treasury regulations promulgated thereunder and other relevant authorities and law, all as in effect on the date hereof. Consequently, future changes in the law may cause the tax treatment of the transactions referred to herein to be materially different from that described above.

     We do not express any opinion herein concerning any law other than the federal income tax law of the United States.

     This opinion letter is being delivered to each of the addressees solely for its benefit and none of the addressees may use, circulate, quote or otherwise refer to this opinion letter, or the opinions expressed herein, for any purpose without our express written consent. We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the use of our name in the sections entitled "Certain Federal Income Tax Consequences" and "Legal Opinions" contained in the Registration Statement.


                                       Very truly yours,